Exhibit 99.1

FOR IMMEDIATE RELEASE: July 31, 2025

Leggett & Platt Reports 2Q 2025 Results

Carthage, MO, July 31, 2025 —-

•	2Q sales of $1.1 billion, a 6% decrease vs 2Q24

•	2Q EPS of $.38, 2Q adjusted[1] EPS of $.30, a $.01 increase vs adjusted[1] 2Q24 EPS

•	Strengthened balance sheet primarily through debt reduction of $143 million during the quarter, leading to an improved net debt to 12-month trailing adjusted EBITDA[1] ratio of 3.5x

•	Maintained 2025 sales and adjusted EPS guidance

•	Amended credit facility agreement effective July 24, including extending the maturity to July 2030

President and CEO Karl Glassman commented, “We are pleased to report another quarter of profitability improvement. We further strengthened our balance sheet by reducing debt and favorably amending our revolving credit facility. We also remain on track to complete the sale of our Aerospace business this year. The continued progress on our strategic initiatives is a direct reflection of the dedication and talent of our employees.

“In the face of ongoing macroeconomic headwinds and uncertainty surrounding global trade policy, we remain confident in the strength and resilience of our business. Our focused execution and diversified portfolio give us the conviction to reaffirm our full-year guidance for both sales and adjusted EPS. We remain focused on creating long-term value for our shareholders. Our actions are aligned with our strategy to build a stronger, more agile company positioned for long-term, sustainable growth.”

SECOND QUARTER RESULTS

Second quarter sales were $1.1 billion, a 6%2 decrease versus second quarter 2024

•	Organic sales[3] were down 6%

•

Volume was down 7%, primarily from continued soft demand in residential end markets, Automotive, and Hydraulic Cylinders. These declines were partially offset by higher trade wire and rod sales and growth in Textiles, Work Furniture, and Aerospace.

•	Raw material-related selling price increases and currency benefit increased sales 1%

Second quarter EBIT was $90 million, a $705 million increase from second quarter 2024. Adjusted1 EBIT was $76 million, a $4 million increase from second quarter 2024 adjusted1 EBIT.

•	2Q 2025 adjustments include: $4 million of restructuring charges and $18 million gain from real estate sales

•	2Q 2024 adjustments include: $675 million non-cash goodwill impairment, $11 million of restructuring charges, $4 million of CEO transition costs, and a $5 million gain from the sale of real estate

•	Adjusted[1] EBIT increased primarily from metal margin expansion, restructuring benefit, and disciplined cost management partially offset by lower volume

[1]	Please refer to attached tables for Non-GAAP Reconciliations
[2]	1% from restructuring-related sales attrition
[3]	Trade sales excluding acquisitions/divestitures in the last 12 months

EBIT margin was 8.5%, up from (54.4%) in the second quarter of 2024, and adjusted1 EBIT margin was 7.1%, up from 6.3%.

Second quarter EPS was $.38 versus a loss of $4.39 in second quarter 2024. Second quarter adjusted1 EPS was $.30, up $.01 versus second quarter 2024 adjusted1 EPS of $.29.

	Second Quarter Results [1]
	EBIT (millions)				EPS
	Bedding	Specialized	FF&T	Total
Reported results	$27	$39	$24	$90	$.38
Adjustment items:
Restructuring, restructuring- related, and impairment charges [2]	2	1	1	4	.02
Gain from sale of restructuring real estate	(17)	—	—	(17)	(.09)
Gain from sale of idle real estate	—	(2)	—	(2)	(.01)

Total adjustments	(15)	(1)	1	(15)	(.08)

Adjusted results	$13	$38	$25	$76	$.30

[1]	Calculations impacted by rounding
[2]	Includes <$1 million of divestiture-related expenses associated with the pending Aerospace sale in the Specialized Products segment

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt[1] was 3.5x trailing 12-month adjusted EBITDA[1]

•	Debt at June 30

•	Reduced debt by $143 million in second quarter 2025

•	Total debt of $1.8 billion, including $297 million of commercial paper outstanding

•	Amended credit agreement effective July 24

•	Decreased credit facility size from $1.2 billion to $1.0 billion

•	Facility covenant requires maximum of 3.5x net debt to trailing 12-month adjusted EBITDA

•	Facility maturity extended to July 2030

•	Operating cash flow was $84 million in the second quarter, a decrease of $10 million versus second quarter 2024, primarily driven by less benefit from working capital and non-cash earnings items

•	Capital expenditures were $9 million

•	Dividends were $7 million

•	In May, Leggett & Platt’s Board of Directors declared a second quarter dividend of $.05 per share, flat versus last year’s second quarter dividend

•	Total liquidity was $878 million at June 30

•	$369 million cash on hand

•	$509 million in capacity remaining under revolving credit facility

RESTRUCTURING PLAN UPDATE

•	Estimates have been updated due largely to our decision to retain a small number of facilities that were previously identified for closure

•	Annualized EBIT benefit of $60–$70 million expected to be realized after initiatives are fully implemented

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•	Realized $13 million of incremental[4] EBIT benefit in second quarter 2025

•	Expect approximately $35–$40 million of incremental[4] EBIT benefit to be realized in 2025 and approximately $5–$10 million of incremental[4] EBIT benefit in 2026

•	Anticipate approximately $65 million of annual sales attrition after initiatives are fully implemented versus our prior expectations of $80 million

•	Realized $11 million of incremental[4] sales attrition in second quarter 2025, including $3 million from the divestiture of a small U.S. machinery business in our Bedding Products segment

•	Expect approximately $45 million of incremental[4] sales attrition in 2025 and approximately $5 million of incremental[4] sales attrition in 2026

•	Estimate real estate proceeds of $70–$80 million versus our previous estimate of $60–$80 million

•	Of the remaining $30–$40 million of cash proceeds, now anticipate $0–$10 million in the second half of 2025 with the balance in 2026 due to timing of listing properties

•	Expect restructuring and restructuring-related costs from inception of $65–$75 million versus our prior estimate of $80–$90 million

•	Anticipate cash restructuring and restructuring-related costs of $40–$45 million

•	Expect non-cash restructuring and restructuring-related costs to be $25–$30 million

	Actual Restructuring Plan Impacts (millions)		Full Year Restructuring Plan Impacts (millions)
	2Q 2025	YTD 2025	2024	2025	Total
Net Cash Received from Real Estate Sales	$19	$19	$20	$20–$30	$70–$80

Total Costs	$3	$9	$48	$15–$25	$65–$75
Cash Costs	2	7	30	10–15	40–45
Non-Cash Costs	1	2	18	5–10	25–30

2025 GUIDANCE

•	Sales and adjusted EPS are unchanged and contemplates owning Aerospace for the full year

•	Sales are expected to be $4.0–$4.3 billion, down 2% to 9% versus 2024

•	Volume is expected to be down low single to low double digits (versus down low to high single digits)

•	Volume at the midpoint:

•	Down mid-teens in Bedding Products segment (versus down low double digits)

•	Down mid-single digits in Specialized Products segment

•	Down low single digits in Furniture, Flooring & Textile Products segment

•	Raw material-related price increases and currency benefit are expected to be up low single digits (versus flat to up low single digits)

•	EPS is now expected to be $0.88–$1.17 (versus prior guidance of $.85–$1.26)

•	Earnings expectations include:

•	$.08 to $.13 per share impact from restructuring costs

•	$.11 per share fourth quarter impact from a non-cash settlement charge related to the termination of a pension plan

•	$.12 to $.16 per share gain from sales of real estate, consisting of real estate exited from restructuring initiatives and idle real estate

•	Adjusted EPS is expected to be $1.00–$1.20

[4]	Represents year-over-year change

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•	At the midpoint, increase versus 2024 due primarily to metal margin expansion and restructuring benefit partially offset by lower volume

•	Based on this framework, 2025 EBIT margin is expected to be 5.9%–6.8%; adjusted EBIT margin is expected to be 6.5%–6.9%

•	Additional expectations:

•	Depreciation and amortization $125 million (versus $135 million)

•	Net interest expense $70 million

•	Effective tax rate 26% (versus 25%)

•	Fully diluted shares 139 million

•	Operating cash flow $275–$325 million

•	Capital expenditures $80–$90 million (versus $100 million)

•	Minimal acquisitions and share repurchases

SEGMENT RESULTS – Second Quarter 2025 (versus 2Q 2024)

Bedding Products –

•	Trade sales decreased 11%

•

Volume decreased 12%, primarily due to demand softness in U.S. and European bedding markets, retailer merchandising changes in Adjustable Bed, and restructuring-related sales attrition, partially offset by higher trade wire and rod sales

•	Raw material-related selling price increases and currency benefit added 2% to sales

•	Divestiture of a small U.S. machinery business, as part of our restructuring plan, reduced sales 1%

•	EBIT increased $619 million and adjusted[1] EBIT increased $12 million

•	2Q 2025 adjustments include: $2 million of restructuring charges and $17 million gain from real estate sales

•	2Q 2024 adjustments include: $587 million non-cash goodwill impairment, $10 million of restructuring charges, and a $5 million gain from the sale of real estate

•	Adjusted[1] EBIT increased primarily from metal margin expansion and restructuring benefit partially offset by lower volume

Specialized Products –

•	Trade sales decreased 5%

•	Volume decreased 6% from declines in Automotive and Hydraulic Cylinders partially offset by growth in Aerospace

•	Raw material-related selling price increases added 1% to sales

•	EBIT increased $48 million and adjusted[1] EBIT increased $2 million

•	2Q 2025 adjustments include: $1 million of restructuring charges and a $2 million gain from the sale of real estate

•	2Q 2024 adjustments include: $44 million non-cash goodwill impairment and a $1 million restructuring charge

•

Adjusted[1] EBIT increased primarily from disciplined cost management, restructuring benefit, and lower depreciation and amortization due to Aerospace meeting held-for-sale criteria partially offset by lower volume

Furniture, Flooring & Textile Products –

•	Trade sales decreased 2%

•	Volume decreased 1% from demand softness in Home Furniture and Flooring partially offset by growth in Textiles and Work Furniture

•	Raw material-related selling price decreases, net of currency benefit, reduced sales 1%

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•	EBIT increased $34 million and adjusted[1] EBIT decreased $10 million

•	2Q 2025 adjustment includes: $1 million of restructuring charges

•	2Q 2024 adjustment includes: $44 million non-cash goodwill impairment

•	Adjusted[1] EBIT decreased primarily from pricing adjustments, particularly in Flooring and Textiles, and other smaller items

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information, tariff overview, and restructuring update is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Friday, August 1. The conference call may be accessed through Leggett’s Investor Relations website, via Webcast | LEG 2Q25 Webcast & Earnings Conf Call, or by phone: (201) 689-8341; there is no passcode.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 142-year-old Company is a leading supplier of bedding components and private label finished goods; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; hydraulic cylinders for material handling and heavy construction applications; and aerospace tubing and fabricated assemblies.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” identified by the context in which they appear or words such as “expect,” “anticipated,” “estimate,” and “guidance,” including, but not limited to volume; sales, EPS, adjusted EPS; capital expenditures; depreciation and amortization; net interest expense; fully diluted shares; operating cash flow; closing of the Aerospace disposition; EBIT margin; adjusted EBIT margin; effective tax rate; dividends; raw material related price increases; currency benefit; minimal acquisitions and share repurchases; capital allocation priorities; domestic bedding industry outlook; Restructuring Plan impacts including the timing and amount of annualized and incremental sales attrition and EBIT benefit, proceeds and gains from real estate sales, and restructuring and restructuring related cash and non-cash costs; non-cash pension settlement charge; metal margin expansion; and tariffs providing a net positive for our business. Such statements are expressly qualified by cautionary statements described in this provision and reflect only the beliefs, expectations, and assumptions of Leggett at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks include: increased trade costs, including tariffs; regarding the Restructuring Plan (the “Plan”), the possibility that estimates may change, our ability to timely implement the Plan, receive anticipated benefits, and timely receive expected proceeds from real estate sales, and the impact on employees, customers and vendors; regarding the Aerospace divestiture (the “Divestiture”), an event that causes termination of the Divestiture agreement, the possibility that closing conditions to the Divestiture may not be satisfied or waived, and the risk that the Divestiture may not be completed within the expected timeframe or at all; our ability to accurately forecast sales and earnings; the adverse impact on our sales, earnings, liquidity, margins, cash flow, costs, and financial condition caused by: global inflationary and deflationary impacts; the demand for our products and our customers’ products; our manufacturing facilities’ ability to obtain necessary raw materials, parts, and labor, and to ship finished products; the impairment of goodwill and long-lived assets; our ability to access the commercial paper market or borrow under our credit facility; supply chain shortages and disruptions; our ability to manage working capital; our ability to collect receivables; price and product competition; cost of raw materials, labor and energy; cash generation sufficient to pay our debts or the dividend; cash repatriation from foreign accounts; our ability to pass along cost increases through increased selling prices; conflict between China and Taiwan; our ability to maintain profit margins if customers change the quantity or mix of our products; political risks; tax rates; foreign operating risks; cybersecurity incidents; customer losses and insolvencies; disruption to our steel rod mill and wire mills and other operations because of severe weather-related events, natural disaster, fire, explosion, terrorism, pandemic, or governmental action; ability to develop innovative products; foreign currency fluctuation; share repurchases; anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy; sustainability obligations; litigation risks; and risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s Form 10-K and subsequent Form 10-Qs.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Steve West, Vice President, Investor Relations

Katelyn J. Pierce, Analyst, Investor Relations

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LEGGETT & PLATT	Page 6 of 8	July 31, 2025

RESULTS OF OPERATIONS	SECOND QUARTER			YEAR TO DATE
(In millions, except per share data)	2025	2024	Change	2025	2024	Change
Trade sales	$1,058.0	$1,128.6	(6)%	$2,080.1	$2,225.5	(7)%
Cost of goods sold	865.4	942.1		1,697.5	1,852.6

Gross profit	192.6	186.5	3%	382.6	372.9	3%
Selling & administrative expenses	118.4	131.5	(10)%	242.0	257.4	(6)%
Amortization	3.6	4.7		8.6	9.6
Other (income) expense, net	(19.8)	664.6		(21.3)	657.2

Earnings (loss) before interest and income taxes	90.4	(614.3)	NM	153.3	(551.3)	NM
Net interest expense	18.7	20.0		36.5	40.6

Earnings (loss) before income taxes	71.7	(634.3)		116.8	(591.9)
Income taxes	19.2	(32.2)		33.7	(21.4)

Net earnings (loss)	52.5	(602.1)		83.1	(570.5)
Less net income from noncontrolling interest	—	(0.1)		—	(0.1)

Net Earnings (loss) Attributable to L&P	$52.5	$(602.2)	NM	$83.1	$(570.6)	NM

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$0.38	$(4.39)	NM	$0.60	$(4.16)	NM
Shares outstanding
Common stock (at end of period)	135.3	134.1	0.9%	135.3	134.1	0.9%
Basic (average for period)	138.5	137.3		138.2	137.0
Diluted (average for period)	139.6	137.3	1.7%	139.1	137.0	1.5%

CASH FLOW	SECOND QUARTER			YEAR TO DATE
(In millions)	2025	2024	Change	2025	2024	Change
Net earnings (loss)	$52.5	$(602.1)		$83.1	$(570.5)
Depreciation and amortization	29.7	32.6		61.3	65.5
Working capital decrease (increase)	16.4	19.7		(47.8)	(62.4)
Impairments	0.9	675.6		1.2	677.9
Deferred income tax benefit	(3.2)	(46.0)		(1.6)	(45.0)
Other operating activities	(12.3)	14.2		(5.4)	22.4

Net Cash from Operating Activities	$84.0	$94.0	(11)%	$90.8	$87.9	3%
Additions to PP&E	(8.5)	(15.5)		(21.8)	(41.4)
Purchase of companies, net of cash	—	—		—	—
Proceeds from disposals of assets and businesses	23.5	8.0		29.1	23.2
Dividends paid	(6.8)	(61.7)		(13.5)	(123.0)
Repurchase of common stock, net	(0.3)	(0.2)		(2.3)	(4.3)
Additions (payments) to debt, net	(146.4)	(73.0)		(77.4)	11.9
Other	10.7	(5.9)		13.7	(12.8)

Increase (Decrease) in Cash & Equivalents	$(43.8)	$(54.3)		$18.6	$(58.5)

FINANCIAL POSITION	Jun 30,	Dec 31,
(In millions)	2025	2024	Change
Cash and equivalents	$368.8	$350.2
Receivables	577.2	559.4
Inventories	648.6	722.6
Other current assets	53.3	55.8
Current assets held for sale [1]	94.8	2.5

Total current assets	1,742.7	1,690.5	3%
Net fixed assets	686.4	724.4
Operating lease right-of-use assets	154.9	175.7
Goodwill	751.2	794.4
Intangible assets and deferred costs, both at net	224.8	271.9
Non-current assets held for sale [1]	143.7	4.7

TOTAL ASSETS	$3,703.7	$3,661.6	1%

Trade accounts payable	$468.4	$497.7
Current debt maturities	1.3	1.3
Current operating lease liabilities	50.9	53.4
Other current liabilities	242.1	294.0
Current liabilities held for sale [1]	39.6	—

Total current liabilities	802.3	846.4	(5)%

Long-term debt	1,792.2	1,862.8	(4)%
Operating lease liabilities	111.2	131.1
Long-term liabilites held for sale [1]	8.4	—
Deferred taxes and other liabilities	133.8	131.1
Equity	855.8	690.2	24%

Total Capitalization	2,901.4	2,815.2	3%

TOTAL LIABILITIES & EQUITY	$3,703.7	$3,661.6	1%

[1]	Our Aerospace Products Group met held for sale criteria as of March 31, 2025.

LEGGETT & PLATT	Page 7 of 8	July 31, 2025

SEGMENT RESULTS [2]	SECOND QUARTER			YEAR TO DATE
(In millions)	2025	2024	Change	2025	2024	Change
Bedding Products
Trade sales	$391.4	$438.0	(11)%	$782.1	$886.0	(12)%
EBIT	27.2	(591.8)	NM	36.8	(576.1)	NM
EBIT margin	6.9%	(135.1)%	NM	4.7%	(65.0)%	NM
Goodwill impairment	—	587.2		—	587.2
Restructuring, restructuring-related, and impairment charges	2.1	9.9		5.5	19.2
Gain on sale of real estate	(16.7)	(4.7)		(16.7)	(12.6)

Adjusted EBIT [4]	12.6	0.6	NM	25.6	17.7	45%
Adjusted EBIT margin [4]	3.2%	0.1%	310 bps[3]	3.3%	2.0%	130 bps[3]
Depreciation and amortization	13.3	14.3		26.3	28.9

Adjusted EBITDA	25.9	14.9	74%	51.9	46.6	11%
Adjusted EBITDA margin	6.6%	3.4%	320 bps	6.6%	5.3%	130 bps
Specialized Products
Trade sales	$304.1	$319.6	(5)%	$604.2	$635.5	(5)%
EBIT	38.7	(9.5)	NM	67.1	14.2	NM
EBIT margin	12.7%	(3.0)%	NM	11.1%	2.2%	NM
Goodwill impairment	—	43.6		—	43.6
Restructuring, restructuring-related, and impairment charges	0.6	1.3		4.0	1.3
Gain on sale of real estate	(1.7)	—		(1.7)	—

Adjusted EBIT [4]	37.6	35.4	6%	69.4	59.1	17%
Adjusted EBIT margin [4]	12.4%	11.1%	130 bps	11.5%	9.3%	220 bps
Depreciation and amortization	8.2	10.3		18.6	20.4

Adjusted EBITDA	45.8	45.7	—%	88.0	79.5	11%
Adjusted EBITDA margin	15.1%	14.3%	80 bps	14.6%	12.5%	210 bps
Furniture, Flooring & Textile Products
Trade sales	$362.5	$371.0	(2)%	$693.8	$704.0	(1)%
EBIT	24.4	(9.4)	NM	49.2	14.2	NM
EBIT margin	6.7%	(2.5)%	NM	7.1%	2.0%	NM
Goodwill impairment	—	44.5		—	44.5
Restructuring, restructuring-related, and impairment charges	0.9	—		1.0	1.5
Gain on sale of real estate	—	—		(3.2)	—
Gain from net insurance proceeds from tornado damage	—	—		—	(2.2)

Adjusted EBIT [4]	25.3	35.1	(28)%	47.0	58.0	(19)%
Adjusted EBIT margin [4]	7.0%	9.5%	(250) bps	6.8%	8.2%	(140) bps
Depreciation and amortization	4.6	5.5		9.5	10.8

Adjusted EBITDA	29.9	40.6	(26)%	56.5	68.8	(18)%
Adjusted EBITDA margin	8.2%	10.9%	(270) bps	8.1%	9.8%	(170) bps
Total Company
Trade sales	$1,058.0	$1,128.6	(6)%	$2,080.1	$2,225.5	(7)%
EBIT - segments	90.3	(610.7)	NM	153.1	(547.7)	NM
Intersegment eliminations and other	0.1	(3.6)		0.2	(3.6)

EBIT	90.4	(614.3)	NM	153.3	(551.3)	NM
EBIT margin	8.5%	(54.4)%	NM	7.4%	(24.8)%	NM
Goodwill impairment	—	675.3		—	675.3
Restructuring, restructuring-related, and impairment charges	3.6	11.2		10.5	22.0
Gain on sale of real estate	(18.4)	(4.7)		(21.6)	(12.6)
Gain from net insurance proceeds from tornado damage	—	—		—	(2.2)
CEO transition compensation costs	—	3.7		—	3.7

Adjusted EBIT [4]	75.6	71.2	6%	142.2	134.9	5%
Adjusted EBIT margin [4]	7.1%	6.3%	80 bps	6.8%	6.1%	70 bps
Depreciation and amortization - segments	26.1	30.1		54.4	60.1
Depreciation and amortization - unallocated [5]	3.6	2.5		6.9	5.4

Adjusted EBITDA	$105.3	$103.8	1%	$203.5	$200.4	2%
Adjusted EBITDA margin	10.0%	9.2%	80 bps	9.8%	9.0%	80 bps

LAST SIX QUARTERS	2024				2025
Selected Figures (In Millions)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,096.9	1,128.6	1,101.7	1,056.4	1,022.1	1,058.0
Sales growth (vs. prior year)	(10)%	(8)%	(6)%	(5)%	(7)%	(6)%
Volume growth (same locations vs. prior year)	(6)%	(4)%	(4)%	(4)%	(5)%	(7)%
Adjusted EBIT [4]	63.7	71.2	76.0	55.6	66.6	75.6
Cash from operations	(6.1)	94.0	95.5	122.3	6.8	84.0
Adjusted EBITDA (trailing twelve months) [4]	475.3	442.3	423.7	402.5	404.1	405.6
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [4,6]	3.61	3.83	3.78	3.76	3.77	3.51

Organic Sales (Vs. Prior Year) [7]	1Q	2Q	3Q	4Q	1Q	2Q
Bedding Products	(15)%	(13)%	(8)%	(6)%	(12)%	(10)%
Specialized Products	(1)%	— %	(6)%	(5)%	(5)%	(5)%
Furniture, Flooring & Textile Products	(9)%	(6)%	(4)%	(4)%	(1)%	(2)%
Overall	(10)%	(8)%	(6)%	(5)%	(7)%	(6)%

[2]	Segment and overall company margins calculated on net trade sales.
[3]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[4]	Refer to next page for non-GAAP reconciliations.
[5]	Consists primarily of depreciation of non-operating assets.
[6]	EBITDA based on trailing twelve months.
[7]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 8 of 8	July 31, 2025

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 12

Non-GAAP Adjustments [8]	2024				2025
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Goodwill impairment	—	675.3	—	0.7	—	—
Restructuring, restructuring-related, and impairment charges	10.8	11.2	12.3	15.5	6.9	3.6
Gain on sale of real estate	(7.9)	(4.7)	(14.0)	(4.3)	(3.2)	(18.4)
Gain from net insurance proceeds from tornado damage	(2.2)	—	—	—	—	—
CEO transition compensation costs	—	3.7	—	—	—	—

Non-GAAP Adjustments (Pretax) [9]	0.7	685.5	(1.7)	11.9	3.7	(14.8)
Income tax impact	(0.2)	(43.6)	0.4	(2.7)	(1.3)	3.6
Special tax item [10]	—	—	—	5.4	—	—

Non-GAAP Adjustments (After Tax)	0.5	641.9	(1.3)	14.6	2.4	(11.2)

Diluted shares outstanding	137.3	137.3	138.0	138.2	138.6	139.6
EPS Impact of Non-GAAP Adjustments	—	4.68	(0.01)	0.11	0.02	(0.08)

Adjusted EBIT, EBITDA, Margin, and EPS [8]	2024				2025
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,096.9	1,128.6	1,101.7	1,056.4	1,022.1	1,058.0
EBIT (earnings before interest and taxes)	63.0	(614.3)	77.7	43.7	62.9	90.4
Non-GAAP adjustments (pretax)	0.7	685.5	(1.7)	11.9	3.7	(14.8)

Adjusted EBIT	63.7	71.2	76.0	55.6	66.6	75.6

EBIT margin	5.7%	(54.4)%	7.1%	4.1%	6.2%	8.5%
Adjusted EBIT Margin	5.8%	6.3%	6.9%	5.3%	6.5%	7.1%

EBIT	63.0	(614.3)	77.7	43.7	62.9	90.4
Depreciation and amortization	32.9	32.6	36.4	34.1	31.6	29.7

EBITDA	95.9	(581.7)	114.1	77.8	94.5	120.1
Non-GAAP adjustments (pretax)	0.7	685.5	(1.7)	11.9	3.7	(14.8)

Adjusted EBITDA	96.6	103.8	112.4	89.7	98.2	105.3

EBITDA margin	8.7%	(51.5)%	10.4%	7.4%	9.2%	11.4%
Adjusted EBITDA Margin	8.8%	9.2%	10.2%	8.5%	9.6%	10.0%

Diluted EPS	0.23	(4.39)	0.33	0.10	0.22	0.38
EPS impact of non-GAAP adjustments	—	4.68	(0.01)	0.11	0.02	(0.08)

Adjusted EPS	0.23	0.29	0.32	0.21	0.24	0.30

Net Debt to Adjusted EBITDA [11]	2024				2025
	1Q	2Q	3Q	4Q	1Q	2Q
Total debt	2,076.7	2,003.1	1,879.3	1,864.1	1,936.4	1,793.5
Less: cash and equivalents	(361.3)	(307.0)	(277.2)	(350.2)	(412.6)	(368.8)

Net debt	1,715.4	1,696.1	1,602.1	1,513.9	1,523.8	1,424.7
Adjusted EBITDA, trailing 12 months	475.3	442.3	423.7	402.5	404.1	405.6

Net Debt / 12-month Adjusted EBITDA	3.61	3.83	3.78	3.76	3.77	3.51

[8] Management and investors use these measures as supplemental information to assess operational performance. [9] The non-GAAP adjustments are included in the following lines of the income statement:

	2024				2025
	1Q	2Q	3Q	4Q	1Q	2Q
Cost of goods sold	2.3	1.4	0.8	8.7	0.5	—
Selling & administrative expenses	0.5	8.7	6.2	4.5	1.7	—
Other (income) expense, net	(2.1)	675.4	(8.7)	(1.3)	1.5	(14.8)

Total Non-GAAP Adjustments (Pretax)	0.7	685.5	(1.7)	11.9	3.7	(14.8)

[10]	Deferred tax asset valuation allowance related to a 2022 acquisition in the Specialized Products segment.
[11]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[12]	Calculations impacted by rounding.